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                            ENVIROTEST SYSTEMS CORP.

                                STOCK OPTION PLAN

                               (January 21, 1993)


        1. PURPOSE. The purpose of this Envirotest Systems Corp. Stock Option Plan (hereinafter referred to as the "Plan") is to further the success of Envirotest Systems Corp., a Delaware corporation (the "Company"), and certain of its affiliates by making available Common Stock of the Company for purchase by
(i) certain key employees of the Company or any of its Subsidiaries (including employees who are officers or directors, but excluding directors who are not employees) that have substantial responsibility in the direction of the Company or its Subsidiaries ("Key Employees"), and (ii) certain Outside Directors (as defined below), and thus to provide an additional incentive to such persons to continue in the service of or to the Company or its affiliates and to give them a greater interest as shareholders in the success of the Company. Accordingly, the Committee is hereby authorized to designate those Key Employees who are to receive Options under this Plan, and upon the due execution of an Option Agreement, to grant Options to such Key Employees. Moreover, automatic annual grants of options shall be made to Outside Directors under the terms set forth herein.

        2. DEFINITIONS. As used in this Plan, the terms set forth below shall have the following meanings:

               "BOARD" means the Board of Directors of the Company.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMMITTEE" means the Committee administering the Plan described in Paragraph 3 hereof.

               "COMMON STOCK" means the Company's Class A Common Stock, par value $.01 per share.

               "COMPANY" means Envirotest Systems Corp., a Delaware corporation, and any successor in interest.

               "DATE OF GRANT" means the date on which an Option is granted as evidenced by a written Option Agreement executed by the Company and a Participant pursuant to the Plan.

               "DISINTERESTED PERSON" means a "disinterested person" as defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision. In general, and



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        subject to Rule 16b-3, a "disinterested person" is a director who, during the one-year period prior to his or her service on the Committee, was not granted a stock option or other equity security of the Company or any of its affiliates, except as expressly permitted under the Rule.

               "EFFECTIVE DATE" means the effective date of this Plan specified in Paragraph 15 hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time.

               "INCENTIVE STOCK OPTION" means an option qualifying under Section 422 of the Code.

               "KEY EMPLOYEE" means a person who is an employee of the Company, a Subsidiary, or, if applicable, the Parent, who has substantial responsibility in the direction and management of the Company or its Subsidiaries (or, if applicable, the Parent), including employees who are officers or directors, but excluding directors who are not employees.

               "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

               "OPTION" means an Option granted pursuant to this Plan and may be either an Incentive Stock Option or a Non-qualified Stock Option.

               "OPTION AGREEMENT" means a written agreement between the Company and a Participant pursuant to which Options are granted to a Participant under this Plan.

               "OPTION PRICE" means the price per share of Common Stock, determined under Paragraph 8(a) hereof, for which an Option may be exercised.

               "OPTIONEE" means the person who is entitled to exercise an Option.

               "OUTSIDE DIRECTOR" means a director of the Company who (a) at the time such person became a director, did not own or control, directly or indirectly, more than 5% of the outstanding shares of Common Stock, and
        (b) is not otherwise an employee of the Company or any Subsidiary and was not an employee of the Company or Subsidiary for a period of at least one year before the date of the grant of an Option under the Plan.

               "PARENT" means a parent corporation of the Company as defined in
        Section 424(e) of the Code.


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               "PARTICIPANTS" means the Key Employees who are granted Options under this Plan.

               "RELINQUISHED OPTIONS" means Options relinquished pursuant to Paragraph 10 hereof.

               "RULE" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

               "SUBSIDIARY" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

        3. ADMINISTRATION OF PLAN. The Board of Directors of the Company shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

        4. OPTIONS AUTHORIZED. The Options granted under this Plan may be Incentive Stock Options or Non-qualified Stock Options, provided that any Option granted to an Outside Director shall be a Non-qualified Stock Option. The Committee shall have the full power and authority to determine which Options shall be Non-qualified Stock Options and which shall be Incentive Stock
Options; to grant only Incentive Stock Options or only Non-qualified Stock Options or any combination thereof; and, in its sole discretion, to grant to an Optionee, in exchange for the surrender and cancellation of an Option, a new Option having a purchase price lower than that provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan. Under no circumstances may Non-qualified Stock Options be granted where the exercise of such Non-qualified Stock Options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. No Options may be granted under the Plan prior to the Effective Date. In addition to any other limitations set forth herein, the aggregate fair market value (determined in accordance with Paragraph 8(a) of the Plan as of the time the option is
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granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed $100,000.

        5. COMMON STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock that may be issued upon the exercise of Options granted under the Plan shall not exceed 1,930,285 shares, subject to adjustment under the provisions of Paragraph 9. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option shall again be available for Options to be granted under the Plan, except that shares for which Relinquished Options (or portions thereof) are exercisable shall not again be available for Options under the Plan.

        6. PARTICIPANTS. Except as hereinafter provided, Options may be granted under the Plan to any Participant. In determining the Participants to whom Options shall be granted and the number of shares to be covered by such Option, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan, in the Committee's discretion.

        7.  OPTIONS GRANTED TO OUTSIDE DIRECTORS.

            (a) Each Outside Director shall automatically receive a Non-qualified Stock Option to purchase 5,000 shares of the Common Stock upon the later of (i) his appointment as a director, or (ii) the date that a registration statement for the Company under the Securities Act of 1933 becomes effective. In addition, each succeeding January 1, each Outside Director shall be granted a Non-qualified Stock Option to acquire an additional 3,000 shares of the Common Stock.

            (b) The exercise price of the Non-qualified Stock Option granted to an Outside Director shall be the Fair Market Value of the shares of Common Stock subject to such Option on the date preceding the Grant.

            (c) One-half of the shares of Common Stock covered by an Option granted to an Outside Director shall be exercisable on the first anniversary of the Date of Grant, with an additional one-half of such shares of Common Stock exercisable on the second anniversary of the Date of Grant of the Option.

            (d) The expiration of each Option granted to an Outside Director shall be ten (10) years from the Date of Grant.



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            (e) Other conditions applicable to Non-qualified Stock Options granted to Participants under this Plan, including but not limited to the terms of exercise, adjustments, and the period within which an Option may be exercised following termination of employment shall apply to Options granted to Outside Directors (substituting service or termination as a member of the Board for service or termination of employment).

        8. TERMS AND CONDITIONS OF OPTIONS. The grant of an Option under the Plan shall be evidenced by an Option Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

            (a) OPTION PRICE. The Option Price per share with respect to each Option granted to a Key Employee shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the Option. In addition and subject to Paragraph 8(g) below, the Option Price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the Option as of the Date of Grant. The Committee may permit the Option Price to be payable in Common Stock owned by the holder of an Option. For purposes of this Paragraph 8(a), fair market value shall be, where applicable, the closing price on the last trading date prior to the Date of Grant as reported on either the New York or American Stock Exchange or in the NASDAQ/National Market System. If the Common Stock was not traded on the day preceding the Date of Grant, the nearest present date shall be substituted in the preceding sentence. If the Common Stock cannot be valued as set forth in the two preceding sentences, the Committee shall, in good faith, determine the fair market value of the Common Stock on the date the Option is granted, and the fair market value may be more or less than the book value of the Common Stock. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions.

            (b) PERIOD OF OPTION. The expiration date of each Option shall be filed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than 10 years from the Date of Grant.

            (c) VESTING OF SHAREHOLDER RIGHTS. Neither an Optionee nor his successor in interest shall have any of the rights of a shareholder of the Company solely by virtue of the ownership of such Option until the Option is exercised and the shares relating to the Option are properly delivered to such Optionee or successor.

            (d) EXERCISE OF OPTION. Each Option shall be exercisable from time to time (but not sooner than permitted by Rule 16b-3 of the Exchange Act, if applicable) over such period and upon such terms and conditions as the Committee shall determine. After the death of the Optionee, an Option may be exercised as provided in Paragraph



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        17 hereof.

            (e) NONTRANSFERABILITY OF OPTION. No Option shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each Option shall be exercisable, during the Optionee's lifetime, only by him or her or, during periods of legal disability, by his or her legal representative. No Option shall be subject to execution, attachment, or similar process.

            (f) DISQUALIFYING DISPOSITION. The Option Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him or her pursuant to exercise of the Option within the two-year period commencing on the day after the Date of Grant of such Option or within the one-year period commencing on the day after the date of issuance of the share or shares to him or her pursuant to the exercise of such Option, he or she shall, within 10 days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

            (g) LIMITATION ON GRANTS TO CERTAIN SHAREHOLDERS. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the Option is granted, does not own, after application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restriction shall not apply if at the time the Option is granted the Option Price is at least 110% of the fair market value (as defined in Paragraph 7(a) above) of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant.

            (b) CONSISTENCY WITH CODE. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Option Agreements shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder (e.g., Incentive Stock Options may only be granted to employees of the Company and certain of its affiliates).

        9. ADJUSTMENTS. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of


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a similar character or otherwise.

        Except as otherwise expressly provided in this Section 9, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect or necessitate any adjustment to the number, class or price of shares of stock then subject to outstanding Options.

        The Committee shall make such adjustments in the Option Price and the number of shares covered by outstanding Options if such adjustments are required to prevent any dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, or other change in the capital structure of the Company. The Committee shall also make such adjustments in the aggregate number of shares that may be subject to the future grant of Options if such adjustments are appropriate to reflect any transaction or event described in the preceding sentence.

        10.    RELINQUISHMENT OF OPTIONS.

               (a) The Committee, in granting Options hereunder, shall have discretion to provide that an Optionee, or his heirs or other legal representatives (to the extent entitled to exercise the Option under the terms of this Plan), in lieu of purchasing the entire number of shares subject to purchase pursuant to such Option, shall have the right to relinquish all or any part of the unexercised portion of the Option (such portion of the Option relinquished being hereinafter referred to as the "Relinquished Option") for a number of whole shares of Common Stock equal to the product of (i) the number of shares of Common Stock subject to the Relinquished Option and (ii) a fraction, the numerator of which is the excess of (A) the current fair market value per share of Common Stock covered by the Relinquished Option over (B) the Option Price of such Relinquished Option, and the denominator of which is the then current fair market value per share of such Common Stock. No fractional shares of Common Stock will be issued pursuant to the exercise of Relinquished Options. Rather, cash equal to the fractional amount of such share multiplied by the fair market value per share will be paid to the Optionee, subject to the federal income and other tax withholding requirements of Paragraph 14 hereof.

               (b) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of the Plan, and including such provisions as deemed advisable to permit the exemption from the operation of Section 16b of the Exchange Act, in whole or in part, of any such transaction involving such relinquishment. Outstanding Option Agreements may be amended, if necessary, to permit such exemption.
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        11. RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        12. USE OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for such purposes as the Company deems appropriate.

        13. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by a majority (or such other proportion as may be required by state law or the Certificate of Incorporation of the Company) of the outstanding voting shares of stock of the Company, voted either in person or by proxy, at a duly held stockholders meeting, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by
(a) Rule 16b-3, promulgated under the Exchange Act; (b) the Code or regulatory provisions dealing with Incentive Stock Options; (c) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (d) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 14, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan. Notwithstanding the foregoing, the provisions affecting grants to a Disinterested Person hereunder (including the timing and terms thereof) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

        14. TAX WITHHOLDING. The Committee may, in its sole discretion, (a) require an Optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state, and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an Option hereunder; (b) grant to an Optionee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the Option, withhold from the shares of Common Stock issuable to the Optionee upon the exercise of the Option; that number of full shares of
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Common Stock having a fair market value equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against the Optionee's other wages with or payments from the Company.

        15. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date (the "Effective Date") of the adoption of the Plan by the Board; provided that the approval by a majority (or such other proportion as may be required by state law or the Certificate of Incorporation of the Company) of the outstanding voting shares of stock of the Company, voted either in person or by proxy, at a duly held stockholders meeting or by written consent is obtained within 12 months of such adoption. Otherwise, the Plan will be effective upon its approval by such stockholders after being adopted by the Board.

        16. TERMINATION OF EMPLOYMENT. In the event of the termination of the employment of a Participant to whom an Option has been granted under the Plan, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company; or (b) a termination by reason of death, the employee may (unless otherwise provided in his Option Agreement) exercise his Option at any time within thirty (30) days after such retirement or other termination of employment (or within three months after retirement with the written consent of the Company or within one year after termination of employment due to disability within the meaning of Code
Section 422(c)(6)), or within such shorter time as the Committee shall authorize, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the Option Agreement), but only to the extent of the number of shares for which his Options were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an Optionee to whom an Option has been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, any Option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary, or a Parent. The Option Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

        17. DEATH OF HOLDER OF OPTION. In the event a Participant to whom an Option has been granted under the Plan dies during, or within the period during which he could have exercised an Option (had he then been living) after the termination of, his employment by the Company or a Subsidiary or Parent, such Option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Option Agreement) may be exercised (to the extent of the entire number of shares covered by the
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Option whether or not purchasable by the employee at the date of his death) by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee shall have transferred such Option by will or by the laws of descent and distribution, at any time within a period of 12 months after his death, but not after the exercise termination date set forth in the relevant Option Agreement.

        18. LOANS TO ASSIST IN EXERCISE OF OPTIONS. If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any Option granted under the Plan to carry Common Stock thereby acquired. No such loan to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.